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                                EXHIBIT (a)(6)
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                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)
                                       of
                          Hallwood Energy Corporation
                                       to
                            Pure Resources II, Inc.
                     an indirect wholly-owned subsidiary of
                              Pure Resources, Inc.

                   (Not to be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), of Hallwood Energy Corporation ("Hallwood"), together with the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of June 8, 1999, as amended, between Hallwood and Registrar and Transfer Company, as Rights Agent, are not immediately available or time will not permit all required documents to reach First Union National Bank as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                           First Union National Bank

        By Mail:           By Facsimile Transmission:     By Hand/Overnight
  1525 West W.T. Harris (For Eligible Institutions Only)      Delivery:
         Blvd.,                                         1525 West W.T. Harris
       3C3, NC1153                                             Blvd.,
    Charlotte, North             (704) 590-7628              3C3, NC1153
     Carolina 28288                                       Charlotte, North
 Attn: Corporate Actions                                   Carolina 28262
          Unit               Confirm by Telephone:     Attn: Corporate Actions
                                 (888) 257-9919                 Unit

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, and transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Pure Resources II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Pure Resources, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 10, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):


 Common Stock, $0.01 par value (and associated Rights)
                                          Name(s) of Record Holder(s)

                                          ------------------------------------
 Certificate Nos. ____________________

                                          ------------------------------------
 Number of Shares Tendered: ______ [_]            Please Type or Print

                                          ------------------------------------
                                          Address(es): _______________________
                                          ------------------------------------
                                                                      Zip Code
                                          Area Code and Tel. No.: ____________
                                          Signature(s): ______________________
                                          Dated: _____________________________


Check here if Shares will be
delivered by book-entry transfer: [_]

Account No.: ________________________

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                                   GUARANTEE
                  (Not to be used for the signature guarantee)

   The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book entry transfer of such Shares into the Depositary's account at The Depositary Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the Nasdaq National Market is open for business after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------     -------------------------------------
            Name of Firm                          Authorized Signature

-------------------------------------     Title: ______________________________
               Address                    Name: _______________________________
                                                  Please Type or Print
-------------------------------------
                             Zip Code     Dated: ________________________, 2001

-------------------------------------
     Area Code and Telephone No.

             DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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